Exhibit 99.1

Mobiquity Technologies To Present At L2 Clicks and Mortar Clinic

GARDEN CITY, N.Y., Jan. 12, 2015 – Mobiquity Technologies, Inc. (OTCQB: MOBQ) ("Mobiquity" or "the Company"), which has created a leading national location-based mobile advertising and app engagement network, will present at the L2 Clicks and Mortar Clinic on January 13 in New York.

L2, in partnership with Simon Property Group and General Growth Properties, is hosting an education half-day focused on innovation in retail from 8:15am - 12:30pm at The TimesCenter. L2 researchers, scholars and industry leaders will examine how deft retailers are using digital as the connective tissue between their site, store and the consumer.

Josh Glantz, SVP of Strategy and Business Development for Mobiquity Networks will be speaking at the clinic.

About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTCQB: MOBQ) ("Mobiquity"), a leading national location based mobile advertising network, has developed one of the largest consumer-focused proximity networks in the world. Mobiquity's integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create "smart malls" in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology.  Please visit the Company's corporate website at: www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:
Mobiquity Technologies
Jim Meckley

(516) 256-7766 x222